UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  June 28, 2010

Thomas Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-22010	72-0843540
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5221 N. O’Connor Blvd., Suite 500
Irving, Texas	75039
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, including area code:	(972) 869-3400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 28, 2010, Thomas Group, Inc. (the “Company”) entered into an Addendum No. 2 to the Executive Services Agreement between the Company and Tatum, LLC dated April 17, 2008 (the “Agreement”), pursuant to which the Company employs its Interim Chief Financial Officer, Frank W. Tilley.

Pursuant to this Addendum No. 2, the Agreement is amended so that, for the period July 1, 2010 to December 31, 2010, the Company will continue to pay reduced compensation for Mr. Tilley’s services totaling $28,575 per month, consisting of $20,002.50 per month in salary to Mr. Tilley and $8,572.50 per month as a fee to Tatum, LLC.  These are the same terms as those contained in Addendum No. 1 to the Agreement for the period January 1, 2010 to June 30, 2010.  Unless otherwise amended, the Agreement shall revert to the original compensation terms on January 1, 2011.  All other terms and conditions of the Agreement remain unchanged and in full force and effect.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THOMAS GROUP, INC.

Date: July 1, 2010	By:	/s/ Frank W. Tilley
Frank W. Tilley
Interim Chief Financial Officer